SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): October 31, 2006

                            COLONIAL BANKSHARES, INC.
                            -------------------------
               (Exact Name of Registrant as Specified in Charter)

         Federal                     0-51385                      90-0183739
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(State or Other Jurisdiction) (Commission File No.)         (I.R.S. Employer
      of Incorporation)                                      Identification No.)


85 West Broad Street, Bridgeton, New Jersey                         08302
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(Address of Principal Executive Offices)                          (Zip Code)

Registrant's telephone number, including area code:  (856) 451-5800
                                                     --------------



                                 Not Applicable
                                 --------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]  Written communications pursuant to Rule 425 under the Securities Act
      (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act
      (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 8.01.        Other Events
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     Colonial  Bankshares,  Inc.  (the  "Company")  the mid-tier  stock  holding company for Colonial Bank, FSB (the "Bank"), had net income of $419 thousand, or $0.10 per share, for the three months ended September 30, 2006, compared to $515 thousand, or $0.12 per share, for the three months ended September 30, 2005. For the nine months ended September 30, 2006, the Company earned $1.1 million, or $0.26 per share, as compared to $1.4 million, or $0.12 per share, for the nine months ended September 30, 2005. Earnings per share for the periods in 2005 reflect per share data beginning with the Company's initial public offering date of June 30, 2005.

     For the three months ended September 30, 2006 and 2005, net interest income after provision for loan losses remained constant at $2.1 million. Total interest income increased to $4.8 million for the three months ended September 30, 2006 from $3.8 million for the three months ended September 30, 2005. Total interest expense increased to $2.7 million for the three months ended September 30, 2006 from $1.7 million for the three months ended September 30, 2005. Non-interest income was $269 thousand for the three months ended September 30, 2006 compared to $316 thousand for the three months ended September 30, 2005. Non-interest expense was $1.9 million for the three months ended September 30, 2006 compared to $1.7 million for the three months ended September 30, 2005. This increase was due to increases in compensation and benefit expense, data processing, professional fees and other general administrative expenses.

     For the nine months ended September 30, 2006, net interest income after provision for loan losses totaled $6.1 million compared to $5.7 million for the nine months ended September 30, 2005, an increase of $352 thousand, or 6.2%. Non-interest income was $758 thousand for the nine months ended September 30, 2006 compared to $719 thousand for the nine months ended September 30, 2005.
This increase was due to an increase in fees and service charges and gains on the sale of loans. Non-interest expense was $5.5 million for the nine months ended September 30, 2006 compared to $4.6 million for the nine months ended September 30, 2005. This increase was due to increases in compensation and benefit expense, occupancy and equipment expense, data processing expense, professional fees and other general administrative expenses.

     Total assets at September 30, 2006 were $378.8 million compared to $336.9 at December 31, 2005, an increase of $41.9 million, or 12.4%. Cash and cash equivalents increased to $13.2 million at September 30, 2006 from $10.7 million at December 31, 2005. Investment securities available for sale totaled $134.0 million at September 30, 2006 compared to $139.3 million at December 31, 2005. Investment securities held to maturity totaled $22.6 million at September 30, 2006 compared to $17.5 million at December 31, 2005. Net loans receivable increased to $194.0 million at September 30, 2006 compared to $157.8 million at December 31, 2005, an increase of $36.2 million or 22.9%. Deposits increased to $316.9 million at September 30, 2006 compared to $284.7 million at December 31, 2005, an increase of $32.2 million or 11.3%. Federal Home Loan Bank borrowings increased to $23.5 million at September 30, 2006 compared to $15.4 million at December 31, 2005.

     In  September  2006,  Colonial  Bank,  FSB formed an  investment  operating
subsidiary,  CB  Delaware  Investments,   Inc.  The  formation  of  CB  Delaware
Investments, Inc. should help reduce the effective tax rate of the Company.

     Statements contained in this Current Report on Form 8-K, which are not historical facts, contain forward-looking statements as that term is defined in the Private Securities reform Act of 1995. Such forward-looking statements are subject to risk and uncertainties, which could cause actual results to differ materially from those currently anticipated due to a number of factors, which include, but are not limited to, factors discussed in documents filed by the Company with the Securities and Exchange Commission from time to time.

     Tabular financial information is included as Exhibit 99 to this report. The information included in this Item 8.01 and the information included in Exhibit 99 is considered to be "furnished" under the Securities Exchange Act of 1934.

Item 9.01.        Financial Statements and Exhibits
                  ---------------------------------

     The Index of Exhibits immediately precedes the attached exhibits.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                           COLONIAL BANKSHARES, INC.



DATE: October 31, 2006              By:    /s/ Edward J. Geletka
                                           -------------------------------------
                                           Edward J. Geletka
                                           President and Chief Executive Officer

                                  EXHIBIT INDEX

The following exhibits are furnished as part of this report:

         Exhibit No.                        Description
         -----------                        -----------
            99                      Tabular Financial Information